Exhibit 10.7

SHOALS TECHNOLOGIES GROUP, INC.

STOCKHOLDERS AGREEMENT

Dated January [___], 2021

i

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) dated as of January [__] 2021 among (i) Shoals Technologies Group, Inc., a Delaware corporation (the “Company”), (ii) Oaktree Power Opportunities Fund IV (Delaware) Holdings, LP, a Delaware limited partnership (the “Oaktree Investor”), (iii) Solon Holdco I, GP, a Delaware general partnership (“Solon Holdco I”), (iv) Solon Holdco II, GP, a Delaware general partnership (“Solon Holdco II”), (v) Dean Solon (“Solon” and together with Solon Holdco I and Solon Holdco II, the “Solon Investors” and together with the Oaktree Investor, the “Investor Parties”) and (vi) Shoals Management Holdings LLC, a Delaware limited liability company (“Shoals Management Holdings”).

WHEREAS, the Oaktree Investor owns Class A Common Stock of the Company and each Solon Investor and Shoals Management Holdings owns, directly or indirectly, outstanding limited liability company interests in Shoals Parent LLC, a Delaware limited liability company (“Shoals LLC”), which limited liability company interests constitute and are defined as “Common Units” pursuant to the Third Amended and Restated Limited Liability Company Agreement of Shoals LLC, dated as of the date hereof, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement”, and such limited liability company interests, the “Common Units”)

WHEREAS, the Company is contemplating an offering and sale of the shares of Class A Common Stock in an underwritten initial public offering (the “IPO”) [and using a portion of the net proceeds received from the IPO to purchase Common Units];

WHEREAS, in connection with the IPO, the Company will be a party to a series of reorganization transactions with Shoals LLC and various other parties pursuant to which, among other matters, the Company will hold Common Units and will be admitted as a member, and appointed as the sole managing member, of Shoals LLC;

WHEREAS, in connection with, and prior to, the consummation of the IPO, it is anticipated that the Investor Parties, the Company, Shoals LLC and Shoals Management Holdings will enter into a series of related transactions pursuant to which, among other things, the Solon Investors and Shoals Management Holdings will become holders of Class B Common Stock;

WHEREAS, immediately following the consummation of the IPO, the Solon Investors and Shoals Management Holdings will be the record holders of shares of Class B Common Stock;

WHEREAS, immediately following the completion of the IPO, the Company will use a portion of the net proceeds of the IPO to purchase a portion of the Common Units held by the Solon Investors for cash; and

WHEREAS, in connection with, and effective upon the completion of the IPO (such date of completion, the “IPO Date”), the Company, the Investor Parties and Shoals Management Holdings wish to set forth certain understandings between such parties, including with respect to certain governance and voting matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any claim, charge, demand, action, cause of action, inquiry, audit, suit, arbitration, indictment, litigation, hearing or other proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private).

“Affiliate” means, when used with reference to another Person, any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of an Investor Party or Shoals Management Holdings shall include all of its partners, officers and employees in their capacities as such.

“Agreement” has the meaning set forth in the introductory paragraph.

“Authorized Recipients” has the meaning set forth in Section 3(a).

“Board” means the Company’s board of directors.

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Bylaws” means the bylaws of the Company, as in effect on the IPO Date and as may be amended from time to time.

“CEO Director” has the meaning set forth in Section 2(a)(iii).

“Certificate of Incorporation” means the certificate of incorporation of the Company, as in effect on the IPO Date and as may be amended from time to time.

“Chosen Courts” has the meaning set forth in Section 3(j).

“Class A Common Stock” means the class A common stock, par value $0.001 per share, of the Company.

“Class B Common Stock” means the class B common stock, par value $0.001 per share of the Company.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” has the meaning set forth in the introductory paragraph.

“Confidential Information” has the meaning set forth in Section 3(a).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of company securities, by contract or otherwise.

“Controlled Affiliate” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is Controlled by such Person.

“Directors” means the directors of the Company at the applicable time.

“Equity Securities” means, as applicable, (a) Common Stock; or (b) any equity securities directly or indirectly convertible into or exchangeable for any voting securities of the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.

“Independent Director” has the meaning set forth in Section 2(a)(iv).

“Investor Parties” has the meaning set forth in the introductory paragraph.

“IPO” has the meaning set forth in the recitals.

“IPO Date” has the meaning set forth in the recitals.

“Oaktree Director(s)” has the meaning set forth in Section 2(a)(i).

“Oaktree Group” means the Oaktree Investor and its Affiliates.

“Oaktree Investor” has the meaning set forth in the introductory paragraph.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an exempted company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof and as may be amended from time to time, by and among the Company, the Investor Parties and the other parties thereto.

“Restricted Shares” means shares of Common Stock awarded under the Company’s Equity Incentive Plan, subject to time and performance vesting restrictions.

“SEC” has the meaning set forth in Section 2(e).

“Securities Act” means the Securities Act of 1933, as amended.

“Shoals LLC” has the meaning set forth in the recitals.

“Shoals Management Holdings” has the meaning set forth in the introductory paragraph.

“Solon” has the meaning set forth in the introductory paragraph.

“Solon Director” has the meaning set forth in Section 2(a)(ii).

“Solon Holdco I” has the meaning set forth in the introductory paragraph.

“Solon Holdco II” has the meaning set forth in the introductory paragraph.

“Solon Investor” has the meaning set forth in the introductory paragraph.

“Stockholders” means holders of Common Stock of the Company.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Transfer” means any direct or indirect sale, transfer, assignment, offer, pledge, charge, mortgage, exchange, hypothecation, grant of participation interest in, grant of a security interest or other direct or indirect disposition or encumbrance of legal title to or any beneficial interest in any Equity Security, as the case may be (all of the foregoing, whether with or without consideration, whether voluntarily or involuntarily or by operation of law).

2. Board.

(a) Nomination of Directors. Notwithstanding anything herein to the contrary, following the IPO Date:

(i) For so long as the Oaktree Investor owns, directly or indirectly, in the aggregate, at least:

(1) 20% of the outstanding Equity Securities of the Company that are not Restricted Shares, the Oaktree Investor shall have the right, but not the obligation, to nominate to the Board Directors three (3) Directors, who shall initially be the following individuals: Jason Lee, Peter Jonna and Frank Cannova;

(2) 15% of the outstanding Equity Securities of the Company that are not Restricted Shares, but less than 20% of the outstanding Equity Securities of the Company that are not Restricted Shares, the Oaktree Investor shall have the right, but not the obligation, to nominate to the Board two (2) Directors; and

(3) 10% of the outstanding Equity Securities of the Company that are not Restricted Shares, but less than 15% of the outstanding Equity Securities of the Company that are not Restricted Shares, the Oaktree Investor shall have the right, but not the obligation, to nominate to the Board one (1) Director.

Any such Director(s) shall be the “Oaktree Director” or “Oaktree Directors,” as applicable.

(ii) For so long as the Solon Investors own, directly or indirectly, in the aggregate, at least 10% of the outstanding Equity Securities of the Company that are not Restricted Shares, the Solon

Investors shall have the right, but not the obligation, to nominate to the Board one (1) Director, who shall initially be Dean Solon. Any such Director shall be the “Solon Director.”

(iii) The Company’s chief executive officer shall be a Director, which shall initially be Jason Whitaker. Any such Director shall be the “CEO Director.”

(iv) Any remaining Directors shall be “Independent Directors”, and the initial Independent Directors shall be Brad Forth (who shall be the initial Chairman of the Board), [_______] and [________]. Any Independent Director shall not be deemed to be an Oaktree Director or Solon Director.

Subject to the Directors’ fiduciary duties, the Board shall include in the slate of nominees recommended by the Board, the Persons designated pursuant to Section 2(a).

(b) Vacancies of Directors. Unless the Board otherwise requests, the office of a Director shall be vacated in the event of a reduction in the number of available Oaktree Director or Solon Director designations in accordance with the provisions of Section 2(a), respectively, in which case the Oaktree Investor or the Solon Investors, as the case may be, shall use its best efforts to obtain the resignation of its designee(s) from the Board and any committee on which such Director serves. In the event that a vacancy is created at any time by the death, disability, removal or resignation of any Director designated pursuant to this Section 2, subject to their fiduciary duties under applicable law, the remaining Directors shall cause the vacancy created thereby to be filled, (1) in the case of a vacancy created by an Oaktree Director, by a new designee of the Oaktree Investors, (2) in the case of a vacancy created by a Solon Director, by a new designee of the Solon Investors, (3) in the case of a vacancy created by the Chief Executive Officer, by a replacement Chief Executive Officer, and (4) in the case of a vacancy created by an Independent Director, by a person identified by the Board (with the assistance of the Nominating and Corporate Governance Committee or similar committee of the Board) and nominated by the Nominating and Corporate Governance Committee or a similar committee of the Board, and the Company agrees to take, at any time and from time to time, all actions necessary to cause any vacancies to be filled pursuant to this Section 2(b); provided, that notwithstanding the foregoing, in the absence of any designation from the Oaktree Investor and/or Solon Investors holding the right to designate a Director as specified above, the Director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

(c) Nomination of Slate. At each meeting of the Stockholders of the Company at which Directors of the Company are to be elected, the Company agrees to use its best efforts to cause the election of the slate of nominees recommended by the Board which, subject to the Directors’ fiduciary duties, will include the Persons designated pursuant to Section 2(a)).

(d) Voting at Meetings of Stockholders. Each of the Investor Parties and Shoals Management Holdings, so long as such party holds Equity Securities of the Company, agrees to vote, and to procure the vote of its Affiliates, to vote in person or by proxy, or to act by written consent (if applicable) with respect to all Equity Securities of the Company having the right to vote for the election of Directors beneficially owned by it to cause the election of the Persons designated pursuant to Section 2(a).

(e) Committees. Subject to applicable law, the Board may delegate any of its power and authority to manage the business and affairs of the Company to any standing or special committee upon such terms as it sees fit as permitted by law and as set forth in the resolutions creating such committee. As of the IPO Date, the Board has designated the following committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. As of the IPO Date, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation

Committee shall be comprised of the persons identified in the section entitled “Management – Committees of Our Board of Directors” in the Company’s Form S-1 registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on [December [__], 2020]. For so long as the Oaktree Investor is entitled to designate one or more Directors pursuant to Section 2(a), the Oaktree Investor shall be entitled to designate at least one member of each committee of the Board; provided, that, any special committee established to evaluate any transaction in which the Oaktree Group has an interest which is in conflict with the interests of the Company shall not include any Director designated by the Oaktree Investor. It is understood by the parties hereto that the Oaktree Investor shall not be required to have its Directors represented on any committee and any failure to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period. Each committee shall keep regular minutes and report to the Board when required.

(f) Reimbursement of Expenses. Any Director who is not an employee of the Company or any of its Subsidiaries shall be entitled to cash and/or equity compensation and is eligible to participate in Company equity plans and indemnification in connection with his or her role as a director, and each Oaktree Director and each Solon Director shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board, or any committees thereof and meetings of the Stockholders of the Company (if attending in their capacity as a Director at the request of the Board).

(g) No Liability for Election of Recommended Directors. None of the Company, the Investor Parties Shoals Management Holdings, nor any officer, director, stockholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

3. Miscellaneous.

(a) Confidentiality.

(i) Each Investor Party and Shoals Management Holdings agrees to hold, and to use its reasonable efforts to cause its authorized representatives to hold, in strict confidence, the books and records of the Company and all information relating to the Company’s properties, operations, financial condition or affairs, in each case, which are furnished to it pursuant to the terms of this Agreement, including to a Director appointed in accordance with this Agreement (collectively, the “Confidential Information”). Notwithstanding anything herein to the contrary, Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by an Investor Party or Shoals Management Holdings, (ii) is or becomes available to an Investor Party, Shoals Management Holdings, or any of their respective Authorized Recipients (as defined below) on a nonconfidential basis from a third-party source, which source, to the knowledge of such Investor Party or Shoals Management Holdings, as applicable, is not bound by a legal duty of confidentiality to the Company in respect of such Confidential Information, or (iii) is independently developed by an Investor Party or its Authorized Recipients. Notwithstanding anything herein to the contrary, an Investor Party or Shoals Management Holdings may disclose any Confidential Information to (x) any of its representatives and (y) any Affiliates (the persons in clauses (x) and (y), collectively, the “Authorized Recipients”). If an Investor Party, Shoals Management Holdings or any of their respective Authorized Recipients is required or requested by law or regulation or any legal or judicial process to disclose any Confidential Information, if disclosure of Confidential Information is required by any Governmental Entity having authority over such Investor Party, Shoals Management Holdings or Authorized Recipient, or if disclosure of Confidential Information is required in connection with the tax affairs of such Investor Party, Shoals Management Holdings or Authorized Recipient, such

Investor Party or Authorized Recipient or Shoals Management Holdings, as the case may be, may disclose only such portion of such Confidential Information as may be required or requested without liability hereunder.

(ii) For the avoidance of doubt, any Oaktree Director and any Solon Director may disclose any information about the Company and its Subsidiaries received by such Oaktree Director or Solon Director (whether or not in his/her capacity as a Director of the Company) to, in the case of an Oaktree Director, the other Oaktree Directors and to the Oaktree Investor, and, in the case of a Solon Director, the Solon Investor, provided that any such information disclosed that would otherwise constitute Confidential Information shall be treated by the Oaktree Investors and the Solon Investors, as applicable, in accordance with this Section 3(a)(ii).

(b) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (c) transmitted, if sent by email transmission before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day. Such notices, demands and other communications shall be sent to the Company and the Investor Parties at the addresses indicated below or, in each case, to any such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Company or Shoals Management Holdings, to:

Shoals Technologies Group, Inc.

1400 Shoals Way

Portland, Tennessee 37148

Attn: Chief Executive Officer and General Counsel

Email: Jason.Whitaker@shoals.com; [Mehgan.Peetz@shoals.com]

with a copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Joshua N. Korff, P.C.; Michael Kim, P.C.

Facsimile: (212) 446-4800

E-mail: jkorff@kirkland.com; michael.kim@kirkland.com

If to the Oaktree Investor, to:

c/o Oaktree Capital Management, L.P.

11611 San Vicente Blvd., Suite 700

Los Angeles, CA 90049

Attention: Peter Jonna

Email: pjonna@oaktreecapital.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attn: Tana M. Ryan, P.C.

E-mail: tryan@kirkland.com

If to the Solon Investor, to:

Address on file with the Company

with a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, TN 37201

Attention: David Cox

Email: dcox@bassberry.com

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(d) Headings and Sections. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the words “including” or “include” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or,” “either” and “any” shall not be exclusive.

(e) Amendment. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and if such amendment, supplement or modification has an adverse effect that is material to a party hereto, the execution of such party. No wavier by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

(f) Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. Any waiver by the Company or any Investor Party of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall only be effective if executed in writing by the party making such waiver.

(g) Successors and Assigns. All covenants and agreements contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no Person claiming by, through or under a party (whether as such party’s successor in interest or otherwise), as distinct from such party itself, shall have any rights as, or in respect to, a party to this Agreement (including the right to approve or vote on any matter or to notice thereof). Notwithstanding anything herein to the contrary, each of the Investor Parties and Shoals Management

Holdings (and any subsequent Permitted Transferee (as defined in the LLC Agreement) thereof, including in the case of Shoals Management Holdings, any LLC Employee (as defined in the LLC Agreement) to whom any shares of Common Stock or Common Units are distributed by Shoals Management Holdings) shall cause any of their respective Permitted Transferees of the Class B Common Stock or Common Units (as defined in the LLC Agreement), or, any of their Affiliates that receives shares of Class A Common Stock (whether through a transfer, or via the exchange and redemption provisions of the LLC Agreement), as applicable, to become a party to this Agreement by executing a joinder to this Agreement in substantially the form attached hereto as Exhibit A, as a pre-condition to the effectiveness of such transaction. For the avoidance of doubt, for purposes of (a) determining whether any party meets any threshold contained herein which is based on ownership of shares of Class A Common Stock and/or Class B Common Stock, (b) any provisions that require the parties hereto to vote or take any other actions with respect to any shares of Class A Common Stock and/or Class B Common Stock, such determinations or provisions shall be deemed to include all shares of Class A Common Stock and/or Class B Common Stock held by any Permitted Transferee or affiliate of any Investor Party or Shoals Management Holdings (or subsequent Permitted Transferee thereof) that becomes party to this Agreement pursuant to this Section 3(g); provided, however, that for purposes hereof, in no event shall (x) beneficial ownership of shares of Class A Common Stock by one party hereto be counted towards the beneficial ownership of shares of Class A Common Stock of any other party hereto solely as a result of such parties being in the same “group” (as defined in the Exchange Act) or party to this Agreement and (y) any party hereto by considered an affiliate of any other party hereto solely by virtue of being in the same “group” (as defined in the Exchange Act) party to this Agreement.

(h) Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

(i) Remedies. Each party hereto shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any applicable law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(j) Governing Law; Venue and Forum. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Court of Chancery of the State of Delaware and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom (together, the “Chosen Courts”), for the purposes of any Action arising out of this Agreement (and agrees that no such Action relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth in Section 3(b) shall be effective service of process for any Action in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any Action arising out of this Agreement or any of the other transactions contemplated by this Agreement in the Chosen Courts, or that any such Action, brought in any such court has been brought in an inconvenient forum.

(k) Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(l) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

(m) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. There are no other agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.

(n) Delivery by Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of email with scan, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

(o) Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

(p) Termination. This Agreement shall terminate as it relates to each Investor Party and Shoals Management Holdings at such time as such Investor Party or Shoals Management Holdings ceases to own any Equity Securities of the Company, except that such termination shall not affect (i) rights perfected or obligations incurred by such Investor Party under this Agreement prior to such termination, and (ii) rights or obligations expressly stated to survive such cessation of ownership of Equity Securities of the Company, provided further that any rights of the Investor Parties and Shoals Management Holdings’ under the Registration Rights Agreement shall survive in accordance with the terms of the Registration Rights Agreement; and provided further that any indemnification rights of the Investor Parties shall survive such termination.

(q) Effectiveness. This Agreement shall become effective upon completion of the IPO on the IPO Date; provided, that this Agreement shall be of no force and effect (i) prior to the completion of IPO and (ii) if the IPO has not been consummated within ten (10) Business Days from the date of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

SHOALS TECHNOLOGIES GROUP, INC.

By:
	Name:	Jason Whitaker
	Title:	Chief Executive Officer

[Signature Page to Stockholders Agreement]

OAKTREE POWER OPPORTUNITIES FUND IV (DELAWARE) HOLDINGS, L.P.

By: Oaktree Fund GP, LLC
Its: General Partner
By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:
	Name:	Jason Lee
	Title:	Authorized Signatory

By:
	Name:	Peter Jonna
	Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

DEAN SOLON

By:

SOLON HOLDCO I, GP

By:
	Name:	Dean Solon
	Title:	Partner

SOLON HOLDCO II, GP

By:
	Name:	Dean Solon
	Title:	Partner

[Signature Page to Stockholders Agreement]

SHOALS MANAGEMENT HOLDINGS LLC

By: Shoals Parent LLC
Its: Manager

By:
	Name:	Jason Whitaker
	Title:	Chief Executive Officer

[Signature Page to Stockholders Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [_________], 20[__] (this “Joinder”), is delivered pursuant to that certain Stockholders Agreement, dated as of [●], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Stockholders Agreement”) of Shoals Technologies Group, Inc., a Delaware corporation (the “Company”), by and among the Company and the parties signatory thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Stockholders Agreement.

1.

Joinder to the Stockholders Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Company, the undersigned hereby becomes a party to the Stockholders Agreement, with all the rights, privileges and responsibilities of [the Oaktree Investor // a Solon Investor // Shoals Management Holdings] thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Stockholders Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the Stockholders Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the Stockholders Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF PARTY]

By:
Name:
Title:

Acknowledged and agreed

as of the date first set forth above:

SHOALS TECHNOLOGIES GROUP, INC.

By:
Name:
Title: